Exhibit 99.1

Sientra Receives Regulatory Approval to Market Breast Implants in Canada

Health Canada approval continues Sientra’s international expansion and growth acceleration

Santa Barbara, CA – March 24, 2022 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company focused on enhancing lives by advancing the art of plastic surgery, announced today that it has received approval from Health Canada to market the Company’s line of smooth surface, High-Strength Cohesive (HSC and HSC+) silicone gel breast implants in Canada.

Ron Menezes, President and Chief Executive Officer of Sientra, said, “Health Canada’s approval of Sientra implants in Canada represents another significant milestone for the Company as we continue to strategically expand into international markets. As only the third silicone gel breast implant manufacturer approved in Canada—and the first in nearly two decades—we look forward to providing Canadian consumers with the latest generation technology backed by our clinically-proven, unrivaled ten-year safety data,1 and our industry-leading Platinum20™ warranty.”

Sientra will market its breast implants in Canada through its local partner Kai Aesthetic, a leading distributor of medical aesthetics products and technology. In partnership with Kai, Sientra will uphold the highest product, safety and service standards to patients and board-certified plastic surgeons.

“After watching its development for close to 20 years, the introduction of this new breast technology into the Canadian market is exciting for plastic surgeons and their patients,” said Dr. Julie Khanna, plastic surgeon at ICLS in Oakville, Ontario, and past president of the Canadian Society of Plastic Surgeons. “With Sientra’s compelling 10-year safety data and low product complication rates, this is going to be a huge benefit for our patients.”

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company’s mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The

[1]

Stevens WG, Calobrace MB, Alizadeh K, Zeidler KR, Harrington JL, d’Incelli RC. Ten-year core study data for Sientra’s food and drug administration-approved round and shaped breast implants with cohesive silicone gel. Plast Reconstr Surg. 2018;141:7S-19S.

Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, the AuraGen fat grafting system, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons(*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

For Canadian plastic surgeons and consumers seeking further information about Sientra silicone gel breast implants, including important safety information concerning breast implants, please visit www.sientra.ca.

(*)	Data on file

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s expansion into international markets, the Company’s prospects and opportunities in Canada for its breast implants, and the adoption of the Company’s products in Canada by plastic surgeons and consumers. Such statements are subject to risks and uncertainties, including the positive reaction from plastic surgeons and their patients the Company’s products in Canada, the Company’s ability to successfully leverage its commercial team and brand to generate significant breast implants sales in Canada, the Company’s ability to execute on its commercial, clinical and research and development plans for international expansion. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

Leigh Salvo

ir@sientra.com